Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-216046) and Form S-8 (File Nos. 333-149822, 333-149821, 333-181298, 333-217651) of Philip Morris International Inc. of our report dated February 7, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS SA
PricewaterhouseCoopers SA

/s/ CHAD MUELLER	/s/ DR. MICHAEL ABRESCH
Chad Mueller	Dr. Michael Abresch
Lausanne, Switzerland
February 7, 2019